FY 2010 Growth Strategy

Qianyin

- **Increase utilization of the newly added manufacturing capacity**
  - Manufacture products previously not produced due to capacity limitations
  - New facility supports launch of wholesale initiative to distribute higher margin, specialty products
- **Intensifying marketing and sales activities**
  - Expand sales force and further improve distribution channels
  - Increase market share of current products while supporting new product launches
  - Increase targeted marketing activities, including multi-media and television advertising for key products like Gingko Mihuan
- **Leverage research and development efforts**
  - Optimize product development activities and expand pipeline
  - Diversify TCM products with additional western medicines
- **Acquisition Opportunities**
  - Marketing and/or distribution companies with strong geographic coverage
  - Manufacturing companies with complementary products and customers
- **Joint Venture with Sichuan Mingxin Pharmaceutical Co.**
  - Pursue Macrolide antibiotic growth initiative
  - Generate significant future growth in fiscal 2011 and 2012
  - Pursue additional acquisitions or JV in this area